As filed with the Securities and Exchange Commission on March 15, 2018     Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Miragen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1187261
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

6200 Lookout Road

Boulder, CO 80301

(Address of principal executive offices) (Zip code)

Miragen Therapeutics, Inc. 2016 Equity Incentive Plan

Miragen Therapeutics, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plan)

William S. Marshall, Ph.D.

President and Chief Executive Officer

6200 Lookout Road

Boulder, CO 80301

(303) 531-5952

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Brent D. Fassett

COOLEY LLP

380 Interlocken Crescent, Suite 900

Broomfield, CO 80021

(720) 566-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share
– Shares reserved for future grant under the 2016 Equity Incentive Plan	902,720 (3)	$6.30	$5,687,136.00	$708.05
– Shares reserved for future grant under the 2016 Employee Stock Purchase Plan	225,680 (4)	$6.30	$1,421,784.00	$177.01
Total	1,128,400	N/A	$7,108,920.00	$885.06

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.01 per share (“Common Stock”), that become issuable under the Registrant’s 2016 Equity Incentive Plan (the “2016 Plan”) or 2016 Employee Stock Purchase Plan (the “2016 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on March 8, 2018.
(3)	Represents an automatic increase to the number of shares of Common Stock available for issuance under the 2016 Plan effective January 1, 2018. Shares available for issuance under the 2016 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2017 (Registration No. 333-216112).
(4)	Represents an automatic increase to the number of shares of Common Stock available for issuance under the 2016 ESPP effective January 1, 2018. Shares available for issuance under the 2016 ESPP were previously registered on a registration statement on Form S-8 filed with the SEC on February 17, 2017 (Registration No. 333-216112).

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Miragen Therapeutics, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 902,720 additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) under the Registrant’s 2016 Equity Incentive Plan and 225,680 additional shares of Common Stock under the Registrant’s 2016 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the SEC on February 17, 2017 (Registration No. 333-216112).

ITEM 8, EXHIBITS,

Exhibit No.	Exhibit Description	Schedule / Form	File Number	Exhibit	Filing Date

4.1	Certificate of Incorporation of Registrant	10-Q	001-36483	3.1	August 14, 2014

4.2	Certificate of Amendment of Certificate of Incorporation of Registrant	S-4	333-214893	3.3	December 2, 2016

4.3	Certificate of Amendment of Certificate of Incorporation of Registrant	8-K	001-36483	3.1	February 13, 2017

4.4	Certificate of Amendment of Certificate of Incorporation of Registrant	8-K	001-36483	3.2	February 13, 2017

4.5	Certificate of Ownership and Merger of the Registrant	8-K	001-36483	3.4	February 13, 2017

4.5	Amended and Restated Bylaws of Registrant	10-Q	001-36483	3.1	August 15, 2016

4.6	Amendment to Bylaws of Registrant	8-K	001-36483	3.3	February 13, 2017

4.7	Specimen Common Stock Certificate of Registrant	S-1	333-194668	4.1	March 19, 2014

5.1*	Opinion of Cooley LLP

23.1*	Consent of Cooley LLP (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP, independent registered public accounting firm

24.1*	Power of Attorney (included on the signature page of this Form S-8)

99.1	Registrant’s 2016 Equity Incentive Plan	S-4	333-214893	10.37	December 2, 2016

99.2	Form of Stock Option Grant Notice and Stock Option Agreement under Registrant’s 2016 Equity Incentive Plan	S-4	333-214893	10.38	December 2, 2016

99.3	Registrant’s 2016 Employee Stock Purchase Plan	S-4	333-214893	10.39	December 2, 2016

*	Filed herewith

1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on March 15, 2018.

MIRAGEN THERAPEUTICS, INC.

/s/ William S. Marshall
William S. Marshall, Ph.D.
President and Chief Executive Officer

2.

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints William S. Marshall and Jason A. Leverone, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William S. Marshall	President, Chief Executive Officer and Director	March 15, 2018
William S. Marshall, Ph.D.	(Principal Executive Officer)

/s/ Jason A. Leverone	Chief Financial Officer, Treasurer and Secretary	March 15, 2018
Jason A. Leverone	(Principal Financial Officer; Principal Accounting Officer)

/s/ Bruce L. Booth	Chairman of the Board	March 15, 2018
Bruce L. Booth, Ph.D.

/s/ Christopher J. Bowden	Director	March 15, 2018
Christopher J. Bowden, M.D.

/s/ Jeffrey S. Hatfield	Director	March 15, 2018
Jeffrey S. Hatfield

/s/ Thomas E. Hughes	Director	March 15, 2018
Thomas E. Hughes, Ph.D.

/s/ Kevin Koch	Director	March 15, 2018
Kevin Koch, Ph.D.

/s/ Arlene M. Morris	Director	March 15, 2018
Arlene M. Morris

/s/ Joseph L. Turner	Director	March 15, 2018
Joseph L. Turner

3.